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                                                                     EXHIBIT 21


                   SUBSIDIARIES OF RAMSAY YOUTH SERVICES, INC.

Bethany Psychiatric Hospital, Inc., an Oklahoma corporation

Bountiful Psychiatric Hospital, Inc., a Utah corporation

East Carolina Psychiatric Services Corporation, a North Carolina corporation

Great Plains Hospital, Inc., a Missouri corporation

Gulf Coast Treatment Center, Inc., a Florida corporation (the Company owns
     96% of the capital stock of this corporation)

Havenwyck Hospital, Inc., a Michigan corporation

H.C. Corporation, an Alabama corporation

H.C. Partnership, an Alabama general partnership (HSA Hill Crest Corporation and H.C. Corporation each own a 50% partnership interest)

HSA Hill Crest Corporation, an Alabama corporation

HSA of Oklahoma, Inc., an Oklahoma corporation

Michigan Psychiatric Services, Inc., a Michigan corporation

Ramsay Educational Services, Inc., a Delaware corporation

Ramsay Louisiana, Inc., a Delaware corporation

Ramsay Managed Care, Inc., a Delaware corporation

Ramsay Youth Services of Alabama, Inc., a Delaware corporation

Ramsay Youth Services of Florida, Inc., a Delaware corporation

Ramsay Youth Services of South Carolina, Inc., a Delaware corporation

Ramsay Youth Services Puerto Rico, Inc., a Puerto Rico corporation

RHCI San Antonio, Inc., a Delaware corporation

Transitional Care Ventures, Inc., a Delaware corporation (the Company owns 60% of the capital stock of this corporation)

Transitional Care Ventures (Texas), Inc., a Delaware corporation

Ramsay Hospital Corporation of Louisiana, Inc., a Louisiana corporation

River West Leasing, Inc., a Louisiana corporation